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                                   EXHIBIT 21

                                  SUBSIDIARIES

1.       Sirrom Investments, Inc.
         Jurisdiction of organization: Tennessee

2.       Sirrom Funding Corporation
         Jurisdiction of organization: Delaware

3.       Harris Williams & Co., Inc.
         Jurisdiction of organization: Virginia

4.       Tandem Capital, Inc.
         Jurisdiction of organization: Tennessee

5.       Sirrom Capital West, Inc.
         Jurisdiction of organization: Tennessee

6.       SCC Canada, Inc.
         Jurisdiction of organization: The Province of Ontario

7.       SWS 1, Inc.
         Jurisdiction of organization: Tennessee

8.       SWS 3, Inc.
         Jurisdiction of organization: Tennessee

9.       Vision 2000, Inc.
         Jurisdiction of organization: Tennessee

10.      Vision 2000 Technologies, Inc.
         Jurisdiction of organization: Tennessee

11.      SWS 4, Inc.
         Jurisdiction of organization: Tennessee

12.      IOL 2000, Inc.
         Jurisdiction of organization: Tennessee

13.      Multimedia 2000, Inc.
         Jurisdiction of organization: Tennessee

14.      SWS 5, Inc.
         Jurisdiction of organization: Tennessee

15.      SWS 6, Inc.
         Jurisdiction of organization: Tennessee

16.      Recycling Technologies, Inc.
         Jurisdiction of organization: Tennessee

17.      SWS 2, Inc.
         Jurisdiction of organization: Tennessee